UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

April 26, 2011

Date of Report (date of earliest event reported)

SANMINA-SCI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-21272	77-0228183
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 North First Street

San Jose, California 95134

(Address of principal executive offices, including zip code)

(408) 964-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01               Entry into a Material Definitive Agreement.

On April 26, 2011, Sanmina-SCI Corporation (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) by and among the Company, certain subsidiaries of the Company, as guarantors, and representatives of the initial purchasers thereunder (collectively, the “Initial Purchasers”), pursuant to which the Initial Purchasers severally agreed to purchase from the Company $500,000,000 aggregate principal amount of its 7% Senior Notes due 2019 in a private placement to the Initial Purchasers for resale to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Act”), and outside the United States to non-U.S. persons pursuant to Regulation S under the Act.  The transaction is expected to close on May 10, 2011, subject to the satisfaction of customary closing conditions.

The purchase agreement includes customary representations, warranties and covenants by the Company.  Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities.

The description of the Purchase Agreement contained herein is qualified in its entirety by reference to the Purchase Agreement.

Item 8.01               Other Events.

On April 26, 2011, the Company issued a press release announcing that it has commenced a tender offer for any and all of its 6¾% Senior Subordinated Notes due 2013 (the “2013 Notes”), of which $380 million aggregate principal amount is outstanding, and a tender offer for up to $200 million aggregate principal amount of its 8.125% Senior Subordinated Notes due 2016, of which $600 million aggregate principal amount is outstanding.  In connection with the tender offer for the 2013 Notes, the Company is soliciting consents to proposed amendments that would, among other things, eliminate most of the restrictive covenants and certain events of default contained in the indenture governing the 2013 Notes.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On April 26, 2011, the Company issued a press release announcing its intention to offer $500,000,000 aggregate principal amount of senior notes due 2019.  A copy of this press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

On April 26, 2011, the Company issued a press release announcing the pricing of its offering of $500,000,000 aggregate principal amount of its 7% Senior Notes due 2019.  A copy of this press release is attached as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)   Exhibits.

99.1	Press release issued by Sanmina-SCI Corporation dated April 26, 2011, announcing tender offers and consent solicitation.
99.2	Press release issued by Sanmina-SCI Corporation, dated April 26, 2011, announcing proposed offering of senior notes due 2019.
99.3	Press release issued by Sanmina-SCI Corporation, dated April 26, 2011, announcing pricing of offering of 7% Senior Notes due 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANMINA-SCI CORPORATION

Date: April 26, 2011	By:	/s/ Michael R. Tyler
	Name:	Michael R. Tyler
	Title:	Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by Sanmina-SCI Corporation dated April 26, 2011, announcing tender offers and consent solicitation.
99.2	Press release issued by Sanmina-SCI Corporation, dated April 26, 2011, announcing proposed offering of senior notes due 2019.
99.3	Press release issued by Sanmina-SCI Corporation, dated April 26, 2011, announcing pricing of offering of 7% Senior Notes due 2019.